                                                                     Exhibit 1.2

                               VESTIN GROUP, INC.

                                      UP TO
                                  $500,000,000
                              OF SUBORDINATED NOTES

                            SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

      VESTIN GROUP, INC., a Delaware corporation (the "Company"), invites you (the "Dealer") to participate in the distribution of subordinated notes to be issued by the Company (the "Notes") subject to the following terms of this Selected Dealer Agreement ("Agreement"):

1.    Best-Effort Basis

      The Notes are offered solely by the Company and through broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). Dealer hereby agrees to use its best efforts to sell the Notes for cash on the terms and conditions stated in the Prospectus (as defined below). Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Company and Dealer is not authorized to act for the Company or to make any representations on its behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Company to supplement the Prospectus ("supplemental information").

2.    Representations and Warranties of the Company

      The Company represents and warrants to the Dealer that:

      2.1 A Registration Statement of the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"), covering the Notes. Said Registration Statement, which includes a form of prospectus, was filed with the SEC on or about March 28, 2003. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer. (The Registration Statement and Prospectus, as finally amended and revised, are respectively referred to as the "Registration Statement" and the "Prospectus").

      2.2 The Company has been duly and validly organized and formed as a Delaware corporation with the power and authority to conduct its business as described in the Prospectus.

      2.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or

Prospectus as are primarily within the knowledge of the Dealer and are based upon information furnished by the Dealer in writing to the Company specifically for inclusion therein.

      2.4 The Company intends to use the funds received from the sale of the Notes as set forth in the Prospectus.

      2.5 No consent, approval, authorization or other order of any governmental authority, is required in connection with the execution or delivery by the Company of this Agreement, the issuance and sale by the Company of the Notes, or the conduct by the Company of its business as described in the Prospectus, except such as may be required under the Securities Act or applicable state securities laws.

      2.6 There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company, at law or equity or before or by any federal or state commission, regulatory body or administration agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company, except as are described on Attachment 2.6 to this Agreement.

      2.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under the Company's Certificate of Incorporation, by-laws, or in any indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 12 of this Agreement may be limited under applicable securities laws.

      2.8 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 12 of this Agreement may be limited under applicable securities laws.

      2.9 At time of issuance of the Notes, the Notes will have been duly authorized and will be binding obligations of the Company.

      2.10 The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Company and the results of their respective operations as of the dates and for the periods therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the accountants who have certified certain of such financial statements are independent public accountants as required by the Securities Act and the Rules and Regulations.

3.    Covenants of the Company

      The Company covenants and agrees with the Dealer that:

      3.1 It will, at no expense to the Dealer, furnish the Dealer with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer may reasonably request. It will similarly furnish to the Dealer and others designated by the Dealer as many copies as the Dealer may reasonably request in connection with the offering of the Notes of:
(a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been approved for use by the Company and all appropriate regulatory agencies).

      3.2 It will furnish such proper information and execute and file such documents as may be necessary for the Company to register or qualify the Notes for offer and sale under the securities laws of such jurisdictions as the Dealer may reasonably designate and will file and make in each year such filings as may be required. The Company will furnish to the Dealer a copy of such papers filed by the Company in connection with any such registration or qualification.

      3.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) file for review and use its best efforts to obtain approval by the NASD Corporate Financing Department of the offering; (c) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer; (d) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and
(e) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

      3.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer thereof (unless the information shall have been received from the Dealer) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

4.    Obligations of the Dealer

      4.1 Promptly after the effective date of the Registration Statement, the Dealer shall commence the offering of the Notes for cash to the public in jurisdictions in which the Notes are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer will suspend or terminate offering of the Notes upon request of the Company at any time and will resume offering the Notes upon subsequent request of the Company.

      4.2 Dealer will offer Notes only to persons who meet all applicable suitability requirements and will only make offers to persons in the states in which it is advised in writing that the Notes are qualified for sale or that such qualification is not required. In offering Notes,

Dealer will comply with the provisions of Rule 2310 of the Conduct Rules set forth in NASD Manual, as well as other applicable rules and regulations relating to suitability of investors. The Company will not assume any obligation or responsibility as to the right of Dealer to sell the Notes in any jurisdiction. Dealer shall provide such certification as the Company may reasonably request regarding its compliance with applicable law.

5.    Submission of Subscription Agreements

      Those persons who purchase Notes will be instructed by the Dealer to make their checks payable to the Company. Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article 5. Transmittal of received investor funds will be made in accordance with the following procedures:

            Where, pursuant to the Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Company by the end of the next business day following receipt by the Dealer for deposit to the Company.

            Where, pursuant to the Dealer's internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to the Company.

6.    Pricing

      Notes shall be offered to the public at the offering price set forth in supplements to the Prospectus.

7.    Dealers' Commissions

      The Dealer's compensation for the offering and sale of Notes will be sales commissions of up to three percent (3%), marketing incentive fees of up to one half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of the aggregate proceeds generated from the sale of Notes by such Dealer. For these purposes, a "sale of Notes" shall occur if and only if a transaction has closed with a purchaser of Notes pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer in connection with such transaction.

8.    Payment

      Payments of selling commissions will be made by the Company to Dealer within 30 days after receipt by the Company of the proceeds derived from the sale of Notes by such Dealer.

9.    Right to Reject Order or Cancel Sales

      All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company; the Company reserves the right to reject any order in whole or in part. If an order is rejected, cancelled or rescinded for any reason, the Dealer agrees to return to the Company any commission theretofore paid with respect to such order.

10.   Prospectus and Supplemental Information

      Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Notes except as set forth in the Prospectus and any supplements or amendments thereto. The Company will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all then current supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Notes to an investor. The Dealer agrees that it will not send or give any supplements thereto and any amended Prospectus to that investor unless it has previously sent or given a currently effective version of the Prospectus to the investor or has simultaneously sent or given a currently effective version of the Prospectus. Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Company and marked "dealer only" or otherwise bearing a legend denoting that it is not to be used with respect to members of the public. Dealer further agrees that it will not use in connection with the offer or sale of Notes any materials or writings which have not been previously approved by the Company. On becoming a Dealer, and in offering and selling Notes, Dealer agrees to comply with all the applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, the provisions of Rule 15c2-4 of the Securities and Exchange Commission. Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer' proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Dealer's proportionate share of any expenses incurred in defending against any such claim, demand or liability.

11.   License and Association Membership

      Dealer's acceptance of this Agreement constitutes a representation to the Company that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Notes under Federal and state securities laws and regulations and in all states where it offers or sells Notes, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of to NASD, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Company immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Company also hereby agrees to abide by the Conduct Rules of the NASD.

12.   Indemnification

      12.1 The Company will indemnify and hold harmless the Dealer, its officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any application or other document executed by the Company or on its behalf specifically for the purposes of registering or qualifying any or all of the Notes for sale under the securities laws of any state or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer, its officers and directors, or such controlling persons in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer was at fault in connection with the loss, claim, damage, liability or action.

      12.2 Each Dealer severally will indemnify and hold harmless the Company, each of its directors (including any persons named in the Registration Statements with his consent, as about to become a director), each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained
(i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or
(b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, of in any amendment or supplement to the Prospectus or the omission therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Notes by such Dealer and will reimburse the Company, any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

      12.3 Promptly after receipt by an indemnified party under this Section 12 of notice of the commencements of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under the
Section 12, notify in writing the indemnifying party of the commencement thereof and the omission so as to notify the indemnifying party will relieve it from any liability under this Section 12 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying part similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 12.4) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim effected without the consent of such indemnifying party.

      12.4 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

      12.5 The indemnity agreements contained in this Section 12 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, any of its officer or director, or any person controlling the Company (b) delivery of any Notes and payment therefore, and (c) any termination of this Agreement. A successor of any Dealer or the Company, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 12.

13.   Confirmation

      The Company hereby agrees and assumes the duty to send an acknowledgement to each investor whose subscription for Notes is accepted in whole or in part by the Company.

14.   Termination

      Dealer will suspend or terminate its offer and sale of Notes upon the request of the Company at any time and will resume its offer and sale of Notes hereunder upon subsequent request of the Company. Dealer shall not in any event sell Notes after two years after the effective date of the registration statement covering the Notes. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreement, if any, between the parties hereto.

15.   Survival of Provisions

      The respective agreements, representations and warranties of the Company and the Dealer set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the any Dealer or any person controlling the Dealer or by or on behalf of the Company, its directors or officers, or any person controlling the Company, and (c) the acceptance of any payment for the Notes.

16.   Notice

      All notices will be in writing and will be duly given to the Company when mailed to 2901 El Camino Avenue, Suite 207, Las Vegas, Nevada 89102, and to Dealer when mailed to the address specified by Dealer herein.

17.   Amendment

      This Agreement may be amended as to any Dealer by written agreement executed by both the Company and such Dealer.

18.   Attorney's Fees and Applicable Law

      In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Agreement shall be construed under the laws of the State of Nevada and shall take effect when signed by Dealer and countersigned by the Company.

19.   Counterparts

      This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

                           [Signature Page to Follow]

      We have read the foregoing Selected Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Selected Dealer Agreement.

      (a)   Identity of Dealer:

Name:
     ---------------------------------------------------------------------------

Type of entity:
               -----------------------------------------------------------------
    (to be completed by Dealer) (corporation, partnership or proprietorship)


Organized in the State of:
                          ------------------------------------------------------
                           (to be completed by Dealer)                 (State)

Licensed as broker-dealer in the following states:


--------------------------------------------------------------------------------
         (to be completed by Dealer)

Tax I.D.  #:
            --------------------------------------------

      (b)   Person to receive notice pursuant to Article 16.



Name:
     ---------------------------------------------------------------------------
Company:
        ------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
City, State and Zip Code:
                         -------------------------------------------------------
Telephone No.: (   )
                ---  --------------------------------


AGREED TO AND ACCEPTED BY:

"Dealer"                                     "Company"

                                             Vestin Group, Inc.
-----------------------------------
        (Dealer's Firm Name)

By:                                          By:
   --------------------------------             --------------------------------
              Signature                                    Signature

Title:                                       Title:
      -----------------------------                -----------------------------

                                 Attachment 2.6

                                Legal Proceedings

The Company and its subsidiaries are involved in the following litigation in the ordinary course of business:

On July 2, 2001, Vestin Mortgage brokered a loan to Arroyo Heights Golf Club ("Arroyo") for $10,000,000. The loan was funded by Fund I and Fund II (together, the "Funds") and was guaranteed by three guarantors. Subsequently, Arroyo defaulted on the loan, and the Funds foreclosed and took title to the collateral. Based on an appraisal at the conclusion of the foreclosure, the Funds determined that there was a $4.8 million shortfall between the carrying amount of the loan and the value of the collateral. The Funds filed litigation to recover the shortfall from the individuals who had guaranteed the payment of the loan. Vestin Mortgage purchased the rights to collect the proceeds of the guarantee from the Funds on December 31, 2002 in exchange for investments in mortgage loans on real estate valued at $4.8 million. Vestin Mortgage did not recognize any gain or loss on the sale to the Funds.

Vestin Mortgage assumed control of the litigation and filed a motion for summary judgment against the loan guarantors, which was denied by the Nevada State District Court on May 2, 2003. Trial on this matter is scheduled for July 30, 2003. Vestin Mortgage believes that it will prevail in the litigation against the guarantors and that at least one of the three guarantors has sufficient assets to satisfy a judgment of $4.8 million plus interest. However, because of the inherent risks associated with litigation and enforcement of judgments, the Company elected to provide a valuation allowance for the entire amount paid for the rights to receive the proceeds of the judgment and recorded the allowance as an expense in 2002. This write-off is reflected in General and Administrative expenses on the Consolidated Statement of Income for the year ended December 31, 2002.

The Company, Vestin Mortgage and Del Mar Mortgage, Inc., ("Del Mar Mortgage"), a company wholly owned by Mike Shustek, the largest shareholder and CEO of the Company, and various affiliates of the Company are defendants in a civil action entitled Desert Land, L.L.C. et al. v. Owens Financial Group, Inc. (the "Action"). On April 10, 2003, the United States District Court for the District of Nevada (the "Court") dismissed 17 of the plaintiff's claims, but entered a judgment on the remaining claim for $5.0 million, plus interest accruing from March 26, 2003, jointly and severally against Vestin Group, Vestin Mortgage and Del Mar Mortgage. Subsequent to April 10, 2003, the Court stayed the execution of the judgment pending the hearing and ruling on post-trial motions and, accordingly, the Court did not require the defendants to post a bond for the judgment. Del Mar Mortgage has agreed to indemnify Vestin Group and Vestin Mortgage for any losses and expenses in connection with the Civil Action. Mr. Shustek has guaranteed the indemnification. If the stay of execution is lifted, Mr. Shustek has agreed to provide a bond in the amount of the judgment. Although the ultimate outcome of the Civil Action is uncertain, after consultation with legal counsel, the Company believes that the judgment against Vestin Group and Vestin Mortgage will be vacated and will have no effect on the Company's operating results and financial condition. The defendants are appealing the ruling by the District Court.

Additionally, the Company is involved with certain other legal proceedings incidental to its business activities. Management believes that the outcome of these proceedings will not have a material adverse effect on the Company's financial condition, results of operations and cash flows.